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                                                                  Exhibit 21 to
                                                             Form 10-K for 2000

                         Subsidiaries of the Registrant
                            (as of February 28, 2001)

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
                                                           State of
Subsidiary Name                                          Incorporation
---------------                                          -------------
Cincinnati Bell Directory, Inc.                            Ohio

Broadwing IT Consulting Inc.                               Ohio

Cincinnati Bell Telephone Company                          Ohio

Cincinnati Bell Wireless Company                           Ohio

CTI Long Lines Inc.                                        Michigan

ZoomTown.com Inc.                                          Ohio

Broadwing Holdings Inc.                                    Delaware

Broadwing Communications Inc.                              Delaware

Telcom Engineering, Inc.                                   Texas

West Texas Microwave Company                               Texas

Tower Communications Systems Corporation                   Ohio

Central States Microwave Transmission Company              Ohio

Western State Microwave Transmission Company               Nevada

Atlantic States Microwave Transmission Company             Nevada

Rio Grande Transmission, Inc.                              Delaware

Mutual Signal Holding Corporation                          Delaware

Mutual Signal Corporation                                  New York

Mutual Signal Corporation of Michigan                      New York

Broadwing Communication Services Inc.                      Delaware

IXC International, Inc.                                    Delaware

IXC Internet Services, Inc.                                Delaware

The Data Place, Inc.                                       Delaware

Broadwing Telecommunications Inc.                          Delaware

IXC Communications Services of VA, Inc.                    Virginia

Network Advanced Services, Inc.                            Louisiana

IXC Communications Services of Europe Limited              United Kingdom

Cincinnati Bell Public Communications Inc.                 Ohio

Broadwing Local Services Inc.                              Delaware

Eastern Telecom of Washington D.C., Inc.                   Virginia

Cincinnati Bell Telecommunications Services Inc.           Ohio

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